UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

SERVOTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

PAUL L. SNYDER III

FOUNDERS SOFTWARE, INC.

BEAVER HOLLOW WELLNESS, LLC

KATHLEEN ANN SCHEFFER

CHRISTINE R. MARLOW

MICHAEL W. DOLPP

CHARLES C. ALFIERO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 12, 2025, Beaver Hollow Wellness, LLC issued the following press release with regard to its filing of a definitive proxy statement and accompanying WHITE proxy card on May 2, 2025 with respect to Beaver Hollow Wellness, LLC’s highly-qualified director nominees to be voted on at the 2025 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation (the “Company”), scheduled to be held virtually on June 3, 2025, at 9:00 a.m. Eastern Daylight Time:

*****

What Is Servotronics Hiding?

Servotronics on Financial Life Support: BHW Uncovers Massive Cash Burn, Secretive Board Conduct, and Imminent Risk to Shareholder Value

Drastic Change is Needed At Servotronics Today to Safeguard the Interests of Shareholders, Employees and Customers

Beaver Hollow Wellness Urges Shareholders to Vote the WHITE Proxy Card “FOR” Its Four Highly Qualified Director Nominees and “WITHHOLD” on all Company Nominees except for Karen L. Howard

Elma, NY — May 12, 2025 — Beaver Hollow Wellness, LLC (“BHW”), the largest shareholder of Servotronics, Inc. (NYSE American – SVT, “Servotronics” or the “Company”), owning 15.2% of the outstanding shares, today issued a dire warning about the Company’s future under its current Board of Directors. Continuing a pattern of bad faith, obstruction, and brazen disregard for fiduciary responsibility, the Board’s secrecy and defiance, if left unchecked, may ultimately lead to the collapse of Servotronics’ operations in Western New York — putting hundreds of local jobs at risk, destroying shareholder value and threatening the economic viability of one of the region’s last remaining advanced manufacturers.

The Financial Truth Behind Servotronics’ Spin

While Servotronics issued a press release for Q1 2025, touting a modest quarterly profit and operational turnaround, a closer review of the Company’s financial filings paints a far different picture—one of financial distress, deteriorating liquidity, and structural instability.

Key facts from the Company’s own 10-Q filing include:

●	Cash from operations fell to negative $1.6 million — a $2 million deterioration from Q1 2024;
●	Line of credit borrowing spiked 75% in a single quarter to $3.7 million;
●	Unrestricted cash dropped to just $37,000;
●	Interest expense rose nearly 17%, further straining profitability; and
●	SG&A costs rose due to legal, proxy, and investment bank fees, not operational growth.

This performance does not reflect a healthy or stable business. It reflects a management team attempting to obscure reality from shareholders while preparing a sale or dismantling of the Company without transparency or stakeholder input. The reported profit, driven by accounting maneuvering and one-time addbacks, does not signal sustainable financial health.

Since 2022, BHW has continually pressed for improved transparency, accountability, and oversight from the Company’s directors. Instead, the Board has refused every reasonable offer to work collaboratively with its largest shareholder and inexplicably ignored BHW’s requests to examine corporate records — including those concerning a potential sale of the Company, while utilizing delay tactics in responding to lawful requests under Delaware General Corporation Law (§ 220).

“For 100 days, the Board has acted in secret and in defiance of its obligations to shareholders, employees and customers,” said Paul L. Snyder III, Managing Member of BHW. “Their refusal to disclose critical information and unwillingness to meet with the Company’s largest shareholder sends a chilling signal: this Board is either covering up incompetence or actively preparing to dismantle the Company behind closed doors. Either outcome would be catastrophic for Western New York.”

The consequences of this betrayal are real:

- SVT’s Elma-based jobs and local manufacturing presence are on the brink.

- No explanation has been provided for the lack of operational turnaround or strategic direction, as was promised over a year ago.

- Employees remain in the dark about the future of their Company and their Careers.

“This is not just corporate negligence — it’s a slow-motion liquidation of Servotronics’ legacy, carried out by a Board that seems more committed to hiding the truth than saving the Company,” Snyder continued.

BHW calls on all shareholders — particularly SVT employees and retirees — to demand change now, before it’s too late.

Vote FOR the election of Paul L. Snyder III, Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero on the WHITE proxy card to restore independent oversight, protect jobs, and give this Company a future.

For more information, visit www.SaveServotronics.com

*****

Media Contact

Kevin Keenan

Keenan Communications Group

(716) 481-6806

kevin@keenancommunicationsgroup.com

Investor Contact

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

BHW@allianceadvisors.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beaver Hollow Wellness, LLC, together with the other participants named herein (collectively “the Group”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Beaver Hollow Wellness LLC’s highly-qualified director nominees to be voted on at the 2025 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation (the “Company”), scheduled to be held virtually on June 3, 2025, at 9:00 a.m. Eastern Daylight Time.

THE GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST.

The participants in the proxy solicitation are Beaver Hollow Wellness, LLC, Founders Software, Inc., Paul L. Snyder, III, Kathleen Scheffer Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero.

As of the date hereof, Beaver Hollow Wellness, LLC beneficially owns directly 388,745 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Founders Software, Inc., as a member of, and holder of approximately 92 percent of the issued and outstanding membership interest of Beaver Hollow Wellness, LLC, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. Paul L. Snyder III, as the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. As of the date hereof, Kathleeen Ann Scheffer beneficially owns directly 2,173 shares of Common Stock. As of the date hereof, none of Christine R. Marlow, Michael W. Dolpp or Charles C. Alfiero beneficially owns any Common Stock.

Shareholders who have any questions or need assistance voting may contact the Group’s proxy solicitors, Alliance Advisors, toll-free at (844) 202-6145.